SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 4, 2007, CompuCredit Corporation (the “Company”) acquired approximately $970 million (£490 million) in face amount of Monument branded credit card receivables from Barclaycard, a division of Barclays Bank PLC. The Company paid the purchase price of approximately $770 million (£390 million) in cash. The amount of the consideration is subject to final adjustment following determination of the actual amount of the gross receivables sold, which is expected to occur during the second quarter of 2007. A substantial portion of the purchase price was funded through a traditional securitization financing arranged by Banc of America Securities Limited and related entities.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated April 4, 2007, issued by CompuCredit Corporation, captioned “CompuCredit Acquires UK Credit Card Portfolio.”

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: April 4, 2007	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

April 4, 2007

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release, dated April 4, 2007, issued by CompuCredit Corporation, captioned “CompuCredit Acquires UK Credit Card Portfolio.”	X